As filed with the Securities and Exchange Commission on October 25, 1996

                            Registration No. 33-20939


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                  IMATRON INC.
                                  ------------
                 (Exact name of issuer specified in its charter)


       New Jersey                                      94-2880078
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                           389 Oyster Point Boulevard
                      South San Francisco, California 94080
                     (Address of Principal Executive Office)


                     IMATRON INC. STOCK BONUS INCENTIVE PLAN
                     ---------------------------------------
                            (Full Title of the Plan)

                                 S. Lewis Meyer
                                    President
                                  Imatron Inc.
                           389 Oyster Point Boulevard
                      South San Francisco, California 94080
                                 (415) 583-9964
           (Name and Address and Telephone Number of Agent of Service)

                                   Copies to:

                              Roger S. Mertz, Esq.
                                Severson & Werson
                       One Embarcadero Center, 26th Floor
                         San Francisco, California 94111

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
Title of Securities to         Amount to          Proposed         Proposed           Amount of
     Be Registered           Be Registered         Maximum          Maximum        Registration Fee
----------------------       -------------     Offering Price      Aggregate       ----------------
                                                  Per Share      Offering Price
                                                  ---------      --------------
   Common Stock
   No Par Value                409,681(1)          ---(1)            ---(1)             None (1)

=====================================================================================================

(1) These securities represent the aggregate amount of shares of Common Stock sold to date under the Imatron Inc. Stock Bonus Incentive Plan. This Post-Effective Amendment No. 1 to Registration Statement No. 33-20939 is filed to deregister all shares of Common Stock offered pursuant to such Registration Statement which remain unsold as of the effective date of this amendment.

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

                                 DEREGISTRATION

         Imatron Inc. (the "Registrant") registered on Form S-8 (Registration Statement No. 33-20939) a total of 1,200,000 shares of its Common Stock to be offered to eligible individuals under the Imatron Inc. Stock Bonus Incentive Plan. The Registration Statement became effective on March 28, 1988. As of the date of this filing, the Registrant has sold a total of 409,681 shares pursuant to the Registration Statement. The Registrant has elected to terminate the offering of securities and hereby amends the Registration Statement to deregister the 790,319 shares which remain unsold as of the effective date of this Post-Effective Amendment No. 1.





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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on October 25, 1996.

                                          IMATRON INC.



                                          By: /s/ S. Lewis Meyer
                                             ----------------------------------
                                                  S. Lewis Meyer
                                          President and Chief Executive Officer


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